Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 31, 2000 accompanying the consolidated financial statements of Cross Media Marketing Corporation and Subsidiary (formerly Symposium Corporation and Subsidiary) appearing in the Annual Report on Form 10KSB for the year ended December 31, 1999 and in Amendment No. 1 on Form 10KSB/A to the Annual Report on Form 10KSB for the year ended December 31, 1999, filed May 1, 2000 which are incorporated by reference in this Registration Statement.

We have also issued our report dated March 23, 2000 accompanying the financial statements of Direct Sales International L.P. appearing in Amendment No. 1 on Form 8-K/A filed April 12, 2000 and Amendment No. 2 on Form 8-K/A filed April 14, 2000, to the Company's Current Report on Form 8-K, filed February 14, 2000 which are also incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

/s/ GRANT THORNTON LLP
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New York, New York
January 9, 2001